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                                                  Exhibit 7.3

                        GENERAL ACCOUNT AGREEMENT

To:  Everen Securities, Inc.
     in account with Everen Clearing Corp.

Gentlemen:

In consideration of your accepting one or more accounts of the undersigned, it is agreed as follows:
     1. All transactions under this Agreement shall be subject to the constitution, rules, regulations, customs, usages, rulings and interpretations of the exchange or market and its clearing house, if any, where executed, and to all governmental acts and statutes and to rules and regulations made thereunder insofar as applicable. Whenever any act or statute shall be enacted, or any regulation shall be made under any act or statute or any rule or regulation shall be made by any exchange or market of which you are a member, which shall be applicable to and affect in any manner or be inconsistent with any of the provisions hereof, the provisions of this Agreement so affected shall be deemed modified or superseded, as the case may be, by such act, statute, rule or regulation and all other provisions of this Agreement and the provisions as so modified shall in all respects continue and be in full force and effect.
     2. All orders for the purchase or sale of any property are given by the undersigned and executed with the express understanding that an actual purchase or sale is intended and that it is the undersigned's intention and obligation in every case to deliver certificates or commodities to cover any and all of the undersigned's sales and in the case of purchases to receive and pay for certificates or commodities and that the undersigned will do so in compliance with all applicable regulations.
     3. Except as herein otherwise expressly provided, no provision of this Agreement may be waived, altered, modified, or amended unless such waiver, alteration, modification or amendment is in writing and signed by a duly authorized officer of your corporation.
     4. All monies, securities, commodities or other property which you may at any time be carrying for the undersigned or which may at any time be in your possession for any purpose, including safekeeping, shall be held by you as security for the payment of any liability of the undersigned to you, irrespective of whether or not you have made advances in connection with such securities, commodities or other property, and irrespective of the number of accounts the undersigned may have with you.
     5. All securities and commodities or any other property, now or hereafter held by you, or carried by you for the undersigned (either individually or jointly with others) or deposited to secure the same, may be held in your name or that of any nominee, and may from time to time and without notice to the undersigned, be carried in your general loans and may be pledged, re-pledged, hypothecated, or re-hypothecated, or loaned by you to either yourselves as brokers or to others, separately or in common with other securities and commodities or any other property, for the sum due to you from the undersigned or for a greater sum and without retaining in your possession and control for delivery a like amount of similar securities, commodities, or other property.

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     6.   You are authorized to make such advances and to expend such monies as in your opinion may be required in respect of all transactions hereunder. The undersigned agrees to pay customary brokerage and commission charges. Debit balances of the accounts of the undersigned shall be charged with interest in accordance with your usual custom, and with any increases in rates caused by money market conditions, and with such other charges as you may make to cover your facilities and extra services. Credit balances shall not earn interest.
It is understood and agreed that the interest charge made to the undersigned's account at the close of one charge period will be compounded, that is, added to the opening balance for the next charge period unless paid, thereby becoming part of the principal amount and bearing like interest. A statement disclosing your credit terms currently applicable to margin transactions is set forth as part of this Agreement, but is subject to change from time to time as set forth therein.
     7. All securities, other property and collateral deposited for the protection of the undersigned's collateral and/or margin account may be deposited with the Depository Trust Company or any other recognized clearing corporation or depository trust company, and may be held in street name and used there by you until the undersigned shall demand and become entitled to delivery thereof; you shall have a reasonable time after such a demand for delivery to ship securities, other property or collateral from New York or from any other place where they may be to the place where the same are to be delivered to the undersigned, and shall only be required to deliver securities, other property or collateral of the same kind and character as originally deposited.
     8. You shall not be responsible for delays in the transmission of orders due to breakdown or failure of transmission or communication facilities, and you shall not be liable for loss caused directly or indirectly by governmental restrictions, war, strikes, or any other cause or causes beyond your reasonable control or anticipation.
     9. All orders given by the undersigned for the purchase or sale of securities or other property, which may be listed on more than one exchange or market, may be executed on any exchange or market selected by you.
     10. Whenever in your discretion you consider it necessary for your protection, or in the event that one or more of the undersigned be judicially declared incompetent, or dies, or a petition in bankruptcy or for the appointment of a receiver is filed by or against one or more of the undersigned, or an assignment is made by one or more of the undersigned for the benefit of creditors, or an attachment is levied against one or more of the undersigned's accounts, or the collateral deposited to protect the undersigned's account is determined by you in your absolute and uncontrolled discretion, and regardless of current market quotations, to be inadequate to properly secure the account, then, in any such case, any one of which shall be a default hereunder, you are authorized to close out the account in whole or in part and in connection therewith you may sell any or all the securities and commodities or other property which may be in your possession, or which you may be carrying for the undersigned, or you may buy in any securities, commodities or property of which the account or accounts of the undersigned may be short, or cancel any outstanding orders in order to close out the account or accounts of the undersigned in whole or in part in order to close out any commitment made on behalf of the undersigned. Such sale, purchase or cancellation may be made according to your judgement and may be made, at your discretion, on the
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exchange or other market where such business is then usually transacted, or at public auction or at private sale without advertising the same and without notice to the undersigned or to the personal representatives of the undersigned, and without prior tender, demand or call of any kind upon the undersigned or upon the personal representative of the undersigned, and you may purchase the whole or any part thereof free from any right of redemption, and the undersigned shall remain liable for any deficiency; it being understood that a prior tender, demand or call of any kind from you, or prior notice from you, of the time and place of such sale or purchase shall not be considered a waiver of your right to sell or buy any securities and/or commodities and/or other property held by you, or owed you by the undersigned, at any time without prior tender, demand, call or notice. All costs and expenses of such transaction(s), including commissions and transfer and stamp taxes, shall be charged to the undersigned.
     11. The undersigned understands that you require the maintenance of certain margin levels in said accounts and that you may, in your discretion, periodically increase or decrease such requirements. The undersigned will at all times maintain margins for said accounts in accordance with the then existing maintenance requirements.
     12. You may at any time terminate any accounts of the undersigned with you and thereupon all amounts advanced by you and other balances owing, with interest at the current rate, and any and all commissions due under your current rate schedule, shall be immediately due and payable upon demand. The undersigned undertakes, at any time upon your demand, to discharge obligations of the undersigned to you, including obligations with respect to any account guaranteed by the undersigned, or, in the event of a closing of any account of the undersigned in whole or in part by you or the undersigned, and/or a similar closing of any account guaranteed by the undersigned, to pay the deficiency, if any, and the undersigned agrees to reimburse you for any costs or expenses incurred by you in collecting such amounts, including reasonable attorney's fees. No oral agreement or instructions to the contrary shall be recognized.
     13. All transactions for or in connection with the account of the undersigned shall be deemed to be included in a single account notwithstanding the fact that such transactions may be segregated on your records into separate accounts, either severally or jointly with others; and at any time and from time to time, in your discretion, you may without notice to the undersigned, apply and/or transfer any or all monies, securities, commodities and/or other property of the undersigned interchangeably between any accounts of the undersigned or from any of the undersigned's accounts to any account guaranteed by the undersigned (other than from Regulated Commodity Accounts.)
     14. When placing with you any sell order for short account, the undersigned will designate it as such and hereby authorizes you to mark such order as being "short", and when placing with you any order for long account, will designate it as such and hereby authorizes you to mark such order as being "long". Any sell order which the undersigned shall designate as being for long account as above provided, is for securities then owned by the undersigned and, if such securities are not then deliverable by you from any account of the undersigned, the placing of such an order shall constitute a representation by the undersigned that he will deliver them forthwith. Further, in case of the sale of any security, commodity or other property by you at the direction of the undersigned and your inability to deliver the same to the purchaser by reason of failure of the undersigned to supply you therewith in deliverable
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form subject to no restrictions on transfer, then and in such event the undersigned authorizes you, in your discretion to borrow or to buy in any security, commodity, or other property necessary to make delivery thereof, and the undersigned hereby agrees to be responsible for any loss which you may sustain thereby and any premiums which you may be required to pay thereon, and for any loss which you may sustain by reason of your inability to borrow or as a result of your buy in of such security, commodity or other property sold.
     15. In all transactions between you and the undersigned, the undersigned understands that you are acting as the brokers of the undersigned, except when you disclose to the undersigned by your formal confirmation or otherwise in writing that you are acting, with respect to a particular transaction, as dealers for your own account or as brokers for some other person. You may employ sub-brokers or other agents, as your agents or as agents of the undersigned, in connection with the execution of any order or the consummation of any other transaction hereunder, and you shall be responsible only for reasonable care in their selection.
     16. Reports of the execution of orders and statements of the accounts of the undersigned shall be conclusive if not objected to in writing at once.
     17. Communications may be sent to the undersigned at the address of the undersigned indicated on the last page of this Agreement or at such other address as the undersigned may hereafter give you in writing, and all communications so sent, whether by mail, telegraph, messenger or otherwise, shall be deemed given to the undersigned personally, whether actually received or not.
     18. The provisions of this Agreement shall in all respects be construed according to, and the rights and liabilities of the parties hereto shall in all respects be governed by, the laws of the State of Illinois.
     19. The provisions of this Agreement shall be continuous and shall cover individually and collectively all accounts which the undersigned may open or reopen with you, and shall enure to the benefit of yourselves, your successors and assigns and shall be binding upon the undersigned, and/or the estate, executors, administrators and assigns of the undersigned.
     20. Any order given to you by the undersigned shall be binding upon the undersigned and his personal representative until you have actual notice of his death and notice thereof shall not in any way affect your rights under this Agreement to take any action which you could have taken if the undersigned had not died.
     21. You shall not be liable for refusing to obey any orders given by or for the undersigned with respect to an account(s) which has or have been the subject of attachment or sequestration in any legal proceeding against the undersigned, and you shall be under no obligation to contest the validity of any such attachment or sequestration.
     22. The undersigned agrees to indemnify and to hold you harmless from any loss, damage or liability arising out of any transaction in which you act, directly or indirectly as agent of the undersigned, absent any willful or grossly negligent conduct.
     23. Should any valid federal or state law or final determination of any administrative agency or court of competent jurisdiction affect any provision of this Agreement, the provision or provisions so affected shall be automatically conformed to the law or determination and otherwise this Agreement shall continue in full force and effect.

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     24.  The undersigned understands in connection with this Agreement an investigation may be made whereby information is obtained through personal interviews with neighbors, friends or others with whom he is acquainted. This inquiry includes information as to his character, general reputation, personal characteristics and mode of living. The undersigned has the right to make a written request within a reasonable period of time for a complete and accurate disclosure of additional information concerning the nature and scope of this investigation.

     25.  Arbitration Disclosures

Arbitration is final and binding on all parties.

The parties are waiving their right to seek remedies in court, including the right to jury trial.

Pre-arbitration discovery is generally more limited than and different from court proceedings.

The arbitrator's award is not required to include factual findings or legal reasoning and any party's right to appeal or seek modification of rulings by the arbitrators is strictly limited.

The panel of arbitrators will typically include a minority of arbitrators who were or are affiliated with the securities industry.

It is agreed that any claim, dispute or controversy between us or involving any affiliate of Everen Securities, Inc. shall be submitted to arbitration conducted under (i) the provisions of the Constitution and Rules of the Board of Governors of the New York Stock Exchange, Incorporated as to any matter, or
(ii) with respect to transactions effected on any other stock exchanges, under the arbitration rules of such stock exchange, or (iii) pursuant to the code of Arbitration procedures of the National Association of Securities Dealers, Incorporated, as the undersigned may elect. The award of the arbitrators will be final and judgement upon the award rendered may be entered in any court, state or federal, having jurisdiction. Copies of such arbitration rules may be obtained from Everen Securities, Inc., or any such organization.

Arbitration must be commenced by service upon the other party of a written demand for arbitration or a written notice of intention to arbitrate, therein electing the arbitration tribunal. In the event the undersigned does not make such election within five (5) days of such demand notice, then the undersigned authorizes you to do so on behalf of the undersigned.

No person shall bring a putative or certified class action to arbitration, nor seek to enforce any pre-dispute arbitration agreement against any person who has initiated in court a putative class action; or who is a member of a putative class who has not opted out of the class with respect to any claims encompassed by the putative class action until: (i) the class certification is denied; or (ii) the class is decertified, or (iii) the customer is excluded from the class by the court. Such forbearance to enforce an agreement to arbitrate shall not constitute a waiver of any rights under this agreement except to the extent stated herein.

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Credit Terms in Margin Transactions

     A finance charge is made by Kemper Clearing Corp. ("ECC") for extensions of credit to its customers for the purpose of enabling them to purchase, carry or trade in any security. These finance charges are described in ECC's monthly statements as "interest". The following is a statement concerning the method of computation of total finance charges on credit extended to customers.

A. The annual rate of the interest charged on net debit balances is computed at a select rate above the brokers call money rate. The brokers call money rate is the rate banks charge securities brokers. A higher charge may be levied against an account depending on various factors such as the evaluation of the commission income generated by the account, the service required for the account, etc.
B. Interest charges will be calculated monthly on the adjusted debit balance in an account using a 360 day year basis. Interest charged is calculated on a settlement date basis.
C. Interest rates will be changed without notice to the customer in accordance with changes in the brokers call money rate. Interest is charged monthly, just prior to the statement date.
D. The daily net balance is determined by combining the daily closing statement balances in all general (margin) accounts with any free credit balance in cash accounts.
E. Any mark-to-the-market as a result of a short position, i.e. any credit that appears in a statement due to short sales (including short sales against the box) will be used to reduce any debit balance. Since KCC must borrow the same security in order to deliver it to the buying broker, this credit is not available to the customer. Therefore, on a daily basis, the market value of a short sale is debited against the margin balance in order to arrive at the adjusted debit balance for interest purposes. The daily closing price is used to determine any appreciation or depreciation of a security sold short which will, in turn, adjust the daily net balance. This practice is known as "marking-to-the-market".
F.   The amount of interest charged is based on the following formula:
          Adjusted Debit Balance   Rate    Number of Days
                       1         X 100  X    360
G. An interest charge (as described in A.) will be charged on all prepayments resulting from proceeds of sales which are paid to the customer prior to settlement date of the trade for which negotiable securities have been received.
H. To the extent permitted by applicable law, all securities in all accounts are collateral for any debit balances in account with ECC. A lien is created by these debits to secure the amount of money owed ECC. In accordance with the terms of the General Account Agreement which is signed below, securities in accounts can be sold to reduce or liquidate entirely any debit balances in accounts. The customer may be required to deposit additional collateral in accordance with the rules and regulations of the appropriate regulatory bodies and internal requirements. ECC reserves the right to require additional collateral at any time it is deemed desirable.
I. The net debit balance in an account may be paid in full at any time, thereby avoiding further interest charges.

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J.   The undersigned has read the foregoing in its entirety before signing.
Questions about interest charges should be directed to the Investment
Broker.

BY SIGNING THIS AGREEMENT, I ACKNOWLEDGE THAT MY SECURITIES MAY BE LOANED TO YOU OR LOANED OUT TO OTHERS TO THE EXTENT PERMITTED BY APPLICABLE LAWS AND REGULATIONS.

THIS AGREEMENT CONTAINS A PRE-DISPUTE ARBITRATION CLAUSE SET FORTH IN PARAGRAPH 25 ABOVE. BY MY SIGNATURE BELOW, I ACKNOWLEDGE THAT I HAVE READ AND AGREE TO BE BOUND BY ALL THE TERMS AND CONDITIONS OF THIS AGREEMENT AND THAT I HAVE RECEIVED A COPY OF THIS AGREEMENT.

                                   /s/ Richard M. Osborne
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Dated                              Signature


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Witness                            Signature

Richard M. Osborne TTEE,
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Richard M. Osborne Trust            WYO7-5999-0411
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Account Name                       Branch I. D. & Account Number

7001 Center Street, Mentor, Ohio   44060
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Home Address

/s/ David Van Duesen
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Investment Broker's Signature